Exhibit 10.07

SCANA CORPORATION
AUTHORIZE AMENDMENTS TO SCANA CORPORATION’S NON-QUALIFIED
DEFERRED COMPENSATION AND CHANGE IN CONTROL PLANS

The Plans subject to this resolution are:

SCANA Corporation Executive Deferred Compensation Plan
SCANA Corporation Supplemental Executive Retirement Plan
SCANA Corporation Key Executive Severance Benefits Plan
SCANA Corporation Supplementary Key Executive Severance Benefits Plan
SCANA Corporation Executive Benefit Plan
SCANA Corporation Supplementary Executive Benefit Plan
SCANA Corporation Director Compensation and Deferral Plan
SCANA Corporation Short-Term Annual Incentive Plan

RESOLVED, that the definition of a “Gross-Up Payment” in each of the Plans is hereby amended to limit the Gross-Up Payment amount to the Excise Tax (as defined in each of the Plans) imposed upon amounts paid out to a participant as a result of a Change in Control (as defined in each of the Plans) or termination of employment following a Change in Control, if applicable, and any income and employment tax and Excise Tax due with respect to the Gross-Up Payment; and

FURTHER RESOLVED, that the Company acting by and through one of its executive officers, shall be and hereby is directed to have specific plan language drafted for each of the Plans solely to the extent necessary and for the purpose of implementing the foregoing resolution; and

FURTHER RESOLVED, that the Board reserves the right to take action to amend further at any time any of the terms and provisions of the Plans, as amended, subject to any provisions of the Plans requiring action by the Board; and

FURTHER RESOLVED, that, except with respect to the authority exclusively delegated to executive officers, as stated in the foregoing resolution, the officers of the Company (any of them acting alone) shall be and hereby are authorized to execute and deliver any and all agreements, instruments, receipts, notes, applications, reports, certificates, statements and other documents and to take all such other action as they may deem to be necessary or advisable to carry out the purpose and intent of the foregoing resolutions.